Exhibit 3.1
                                     BYLAWS
                                       OF
                            BOK FINANCIAL CORPORATION

                                    ARTICLE 1

                                     Offices

Section 1.        Principal Office.

         The principal office of the corporation shall be located in the City of Tulsa, County of Tulsa, State of Oklahoma. The corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors may from time to time determine or as the business of the corporation may from time to time require.

Section 2.        Registered Office.

         The registered office of the corporation in the State of Oklahoma shall be located in the City of Tulsa, County of Tulsa. The address of the registered office may be, but need not be, identical with that of the principal office of the corporation in the State of Oklahoma; and the address of the registered office may be changed from time to time by the Board of Directors.

Section 3.        Registered Agent.

         The registered agent of the corporation in the State of Oklahoma shall reside in the City of Tulsa, County of Tulsa. The address of the registered agent shall be identical with that of the registered office of the corporation in the State of Oklahoma; the identity and/or address of the registered agent may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                            Meetings of Shareholders

Section 1.        Annual Meeting.

         An annual meeting of the shareholders shall be held on the last Tuesday of April, each year, beginning with the year 1991, at the hour of ten o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If for any reason the election of Directors shall not be held at the annual meeting, or at any adjournment thereof, or if for any reason the annual meeting be not held, the Board of Directors shall cause a special meeting of the shareholders to be held for that purpose as soon thereafter as may be convenient.

Section 2.        Special Meetings.

         Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called by the President of the corporation, the Board of Directors or the Executive Committee, and shall be called by the President at the request of one or more shareholders holding not less than one-fourth of the voting power of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.        Place of Meeting

         Any annual, regular or special meeting of the shareholders of the corporation may be held at any place, either within or without the State of Oklahoma, if such place be designated in a written notice of the meeting sent to all shareholders or in a waiver of notice signed by all shareholders entitled to vote at a meeting. If no specific designation is made, the place of meeting shall be the principal office of the corporation.

Section 4.        Notice of Meeting.

         Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If any annual or special meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Notice of the place, day, hour and purpose of any annual or special meeting of the shareholders of the corporation may be waived in writing by any shareholder or by his attendance at such meeting. Such waiver may be given before or after the meeting, and shall be filed with the Secretary or entered upon the records of the meeting.

Section 5.        Voting Lists.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten calendar days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten calendar days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder or person representing shares at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Either such list, when certified by the officer or agent preparing the same, or the original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Provided, however, it shall not be necessary to prepare and produce a list of shareholders if the share ledger reasonably shows in alphabetical order by classes of shares all persons entitled to represent shares at such meeting with the number of shares entitled to be voted by each shareholder.

Section 6.  Quorum.
            -------

         A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Proxy.
            ------

         At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney and filed with the Secretary of the corporation at, or before, the meeting, but in no case shall a proxy be appointed for a period in excess of seven years.

Section 8.  Voting of Shares.

         When a quorum is present or represented at any meeting of the shareholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these bylaws or by law, and except for the election of Directors, shall be decided by the vote of the holders of shares representing a majority of the voting power of the shareholders present in person or by proxy and entitled to vote thereat and thereon. Election of Directors at any meeting of the shareholders shall be by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present in person or by proxy at the meeting and entitled to vote for the election of Directors, provided that a quorum is present, and provided further that if the number of nominees exceeds the number of Directors to be elected, the shareholders shall instead elect the Directors by plurality vote of the shares present in person or by proxy. The vote at any meeting of the shareholders on any matter need not be by written ballot, except election of Directors, unless so directed by the Chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by the shareholder's proxy, there be such a proxy, and it shall state the number of shares voted. Each shareholder entitled to vote at any annual, regular or special meeting shall have one vote, in person or by proxy, for each share of stock held by him which has voting power upon the matter in question at the time, and every fractional share of stock, if any, shall entitle its owner to the corresponding fractional vote.

Section 9.  Voting of Shares by Certain Holders.
            ------------------------------------

         Shares standing in the name of another corporation shall be voted by the President of such corporation, or by proxy appointed by him, unless some other person, by resolution of such other corporation's Board of Directors, shall be appointed to vote such shares, in which case such person shall be entitled to vote the shares upon the production of a certified copy of such resolution.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Provided, however, that if the instrument of transfer discloses the pledge, the transferor shall be entitled to vote such pledged shares unless, in the instrument of transfer, the pledgor shall have expressly empowered the pledge to represent the shares. If the pledgee is thus empowered, he or his proxy shall be exclusively entitled to represent such shares. Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares and the actual voting power of the shareholders at any given time.

Section 10.  Inspectors of Election.

         In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of the election to act at such meeting or any adjournment thereof, If the inspectors of the election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of such inspectors shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. An inspector need not be a shareholder, but no person who is a candidate for an office of the corporation shall act as an inspector.

          In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as Chairman.

          The inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability.

         The inspectors of the election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, take charge of the polls, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or voting with fairness to all shareholders. The inspectors of the election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three inspectors, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the Chairman of the meeting, or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein; provided, however, that any ruling by such inspectors may, upon being disputed by any shareholder, proxy or other person, present at and entitled to vote at such meeting, be appealed to the floor of the shareholders' meeting.

Section 11.  Informal Action by Shareholders.

         Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

Section 1.  Number, Tenure and Qualifications.

         The number of Directors of the corporation shall be not less than one and not more than twenty-five, as determined by the vote of the shareholders at the annual meeting, or at a special meeting called for such purpose. Directors need not be residents of the State of Oklahoma or shareholders in the corporation. A Director to be qualified to take office shall be legally competent to enter into contracts. Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders, and each Director shall be elected to serve until the next succeeding annual meeting and until his successor shall have been elected and shall have qualified. The first Board of Directors elected at the shareholders' organization meeting following incorporation shall hold office until the first annual meeting of shareholders following such organization meeting, and until their respective successors are elected and have qualified.

Section 2.  Removal.
            --------

         The entire Board of Directors, or any individual Director, may be removed from office, with or without cause, by a vote of a majority of the outstanding share entitled to vote at any annual, regular or special meeting of the shareholders.

Section 3.  Vacancies.

         Any vacancy occurring in the Board of Directors by reason of death or resignation may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at the annual, regular or special meeting of shareholders which increased the number of Directors. Any directorship or directorships to be filled by reason of a removal by the shareholders shall be filled by election at the annual, regular or special meeting which voted the removal.

Section 4.  Compensation.

         By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee appointed by the Board of Directors may be allowed like compensation for attending committee meetings.

Section 5.  General Powers.

         The business and affairs of the corporation shall be managed and conducted and all corporate powers shall be exercised by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised and done by the shareholders. The Board of Directors shall elect all officers of the corporation and may impose upon them such additional duties and give them such additional powers not defined in these bylaws and not inconsistent herewith, as they may determine.

Section 6.  Executive Committee.

         The Board of Directors, by resolution adopted by a majority of the entire Board, may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the corporation; but such Committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve such Committee. A majority of the members of any such Committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide.

Section 7.  Advisory Directors.

         The Board of Directors may, by resolution adopted by a majority of the entire Board, appoint one or more advisory directors who shall have no vote or authority to act and who shall provide only general policy advice to the Board. Advisory directors shall have no voting rights and shall not be counted or included as a director for quorum or any other purposes.

Section 8.  Committees.

         The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, in addition to the Executive Committee, and may delegate thereto some or all of its power except those which by law may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as provided in these bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers and duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 9.  Manner of Participation.

         Directors may participate in meetings of the Board of Directors, including any committee meetings, by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in the meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these bylaws.

                                   ARTICLE IV

                       Meetings of the Board of Directors

Section 1.  Regular Meetings.

         A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders, or at such other time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oklahoma, for the holding of additional regular meetings without other notice than such resolution.

Section 2.  Special Meetings.

         Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oklahoma, as the place for holding any special meeting of the Board of Directors called by them. Meetings may be held at any time and any place without notice, if all the Directors are present or if those not present waive notice of the meeting in writing.

Section 3.  Notice.
            -------

         Regular meetings of the Board of Directors may be held without notice of such time and place, either within or without the State of Oklahoma, as shall from time to time be determined by the Board of Directors. Notice of any special meeting shall be given at least three days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram, telecopy or telex. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may, in writing, waive notice of any meeting, either before or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as required by statute or specifically provided for herein.

Section 4.  Quorum.
            -------

         In all meetings of the Board of Directors a majority of the entire number of Directors then elected and serving shall be necessary to constitute a quorum for the transaction of business, unless a greater number is required by the certificate of incorporation or by these bylaws. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by statute, the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.  Action Without Meeting.

         Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all of the members of the Board.

                                    ARTICLE V

                                    Officers

Section 1.  Number.
            -------

         The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint a Chairman of the Board, one or more Vice Presidents, and any other officers, assistant officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board. Any two or more corporate offices, except those of President and Vice President, or President and Secretary, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these bylaws to be executed, acknowledged or verified by any two or more officers.

Section 2.  Election and Term of Office.

         The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Additional officers and assistant officers may be elected or appointed by the Board of Directors during the year. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Qualification.

         To be qualified to take office, an officer shall be legally competent to enter into contracts. Officers need not be residents of Oklahoma or of the United States. Officers need not be shareholders of the corporation, and only the President need be a Director of this corporation. The Treasurer may be a corporation.

Section 4.  Removal.
            --------

         Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

Section 5.  Vacancies.

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.  Compensation.

         The compensation of all officers, assistant officers and agents of the corporation shall be fixed by the Board of Directors.

Section 7.  Chairman of the Board.

         If elected or appointed by the Board of Directors, the Chairman of the Board of Directors shall, when present, preside at all meetings of the stockholders and Board of Directors, either annual or special. The Chairman of the Board of Directors, or such other member of the Board of Directors as may be so designated by the Board of Directors, shall be the chief executive officer of the corporation. He shall assist the Board of Directors in the formulation of policies to be pursued by the executive management of the corporation. He may sign with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

Section 8.  President.

         The President shall be the chief administrative officer of the corporation. He shall, when present, preside at all meetings of the Board of Directors and stockholders unless there be elected a Chairman of the Board and the same is present at the meeting. He shall be ex officio a member of any committee of Directors. He shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall vote stock which may stand in the name of the corporation on the books of any other company. He shall have power to superintend any officers or heads of departments and to dismiss any of the subordinate employees when he shall deem proper. He shall perform such other duties and exercise such other powers as are provided in these bylaws and, in addition thereto, as are incident to his office or are properly required of him by the Board of Directors.

         In the event no Chairman of the Board shall be elected or in the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

Section 9.  The Vice President.

         In the absence of the President, or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10.  The Secretary.

         The Secretary shall: (a) Keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign, with the President or a Vice-President, certificates for shares of the corporation, the allotment of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 11.  The Treasurer.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected; and (b) in general, perform all the duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 12.  Assistant Secretaries and Assistant Treasurers.
             -----------------------------------------------

         The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and may sign with the President or a Vice President, certificates for shares of the corporation, the allotment of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer, and, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                                   ARTICLE VI

                    Indemnification of Officers and Directors

Section 1.

         (a) Definitions. As used herein, the term "director" shall include each present and former director of the Corporation and the term "officer" shall include each present and former officer of the Corporation as such, and the terms "director" and "officer" shall also include each such director or officer who, at the Corporation's request, is serving or may have served as a director or officer of another corporation in which the Corporation owns, directly or indirectly, shares of capital stock or of which it is a creditor, in his capacity as a director or officer of such corporation. Solely for purposes of the indemnification provisions of this ARTICLE VI, the term "director" shall also include each advisory director appointed by the Board pursuant to the provisions of Section 7 of ARTICLE III above. The term "officer" means Chairman of the Board of Directors, President, Vice President, Treasurer, Secretary and each assistant or divisional officer. The term "expenses" shall include, but shall not be limited to, reasonable amounts for attorneys' fees, costs, disbursements and other expenses and the amount or amounts of judgments, fines, penalties and other liabilities.

         (b) Indemnification Granted. Each director and officer shall be and hereby is indemnified by the Corporation against:

                  (i) expenses incurred or paid by him in connection with any claim made against him or any actual or threatened action, suit or proceeding (civil, criminal, administrative, investigative or other, including appeals, and whether or not relating to a date prior to the adoption of this Bylaw) in which he may be involved as a party or otherwise, by reason of his being or having been a director or officer, or by reason of any action taken or not taken by him in such capacity, and

                  (ii) the amount or amounts paid by him in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein, subject, however, to the following provisions:

                           (A) excluded from the indemnity given in
                  subparagraphs (i) and (ii) above are any amounts paid or payable by any such director or officer to the Corporation or to any other corporation referred to in paragraph (a) hereof, and

                           (B) a director or officer who has been wholly
                  successful, on the merits or otherwise, in defense of any such claim, action, suit or proceeding or in defense of any claim, issue or matter therein, shall be entitled as of right to indemnification for expenses incurred by him therein. In any other case indemnification shall be made only upon a determination made, in the manner provided in subsection (C) below, that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the Corporation or such other corporation, as the case may be, and in addition in any criminal action or proceeding that he had no reasonable cause to believe that his conduct was unlawful and, in case of any amount or amounts paid in settlement, that such settlement is or was reasonable and in the interest of the Corporation; provided, however, if at any time any provisions are contained in the laws of the State of Oklahoma prohibiting indemnification in respect of any claim, issue or matter except upon a determination of the extent thereof in the manner provided therein, then indemnification in respect thereof shall be made only in accordance with such provisions, and

                           (C) all determinations required or permitted by this
                  Bylaw, except those to be made pursuant to statutory provisions, shall be made by a majority of a quorum of the Board of Directors comprised of those directors who are not parties to such claim, action, suit or proceeding, or if no such quorum exists, or, if such quorum exists and it so resolves, by a group of three or more disinterested persons to whom the question shall be referred by a quorum of the entire Board of Directors. In determining whether a director or officer has met the standards of conduct above set forth, or whether a settlement is or was reasonable and in the interest of the Corporation, the said majority of a quorum of the Board of Directors, or such disinterested group, as the case may be, may conclusively rely upon the opinion as to facts or law or both of independent legal counsel selected by them. Neither termination of any claim, action, suit or proceeding, civil or criminal, by judgment, order, settlement or conviction nor the entry in a criminal case of any plea shall create a presumption that a director or officer did not meet the standards of conduct above set forth.

         Subject to the limitations hereinabove imposed, it is intended by this Bylaw to grant indemnity to the full extent permissible under the law. It is not intended that the provisions of this bylaw shall be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Oklahoma or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

                  (c)  Miscellaneous.

                           (i) Expenses incurred and amounts paid in settlement
                  with respect to any claim, action, suit or proceeding of the character described in paragraph (b)(i) above may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount as shall not ultimately be determined to be payable to him under this Bylaw.

                           (ii) The rights of indemnification herein provided
                  for shall be severable, shall not be exclusive of other rights to which any director or officer now or hereafter may be entitled, shall continue as to a person who has ceased to be an indemnified person and shall inure to the benefit of the heirs, executors, administrator and other legal representatives of such a person.

                           (iii) The provisions of this Bylaw shall be deemed to
                  be a contract between the Corporation and each director or officer who serves in such capacity at any time while such Bylaw is in effect.

                           (iv) The Board of Directors shall have power on
                  behalf of the Corporation to grant indemnification to any person other than a director or officer to such extent as the Board in its discretion may from time to time determine.

                           (v) The Corporation shall have power to but shall not
                  be obligated to purchase and maintain insurance at its expense on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                                   ARTICLE VII

                                 Shares of Stock

Section 1.  Certificates of Stock; Uncertificated Shares.
            ---------------------------------------------

         Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Act of the State of Oklahoma. Each stockholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the corporation seal and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The corporation seal and the signatures by the corporation officers may be facsimiles or other electronic means if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the shares issued, the number of shares represented thereby and the date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2.  Transfer of Shares.

         Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the corporation, if such shares are such shares are certificated, by the surrender to the corporation or its transfer agent of the certificate therefore properly endorsed and accompanied by a written assignment or power of attorney properly executed, or upon property instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

                                  ARTICLE VIII

                    Record Holders and Fixing of Record Date

Section 1.  Record Holders.
            --------------

         Except as may otherwise be required by law, the corporation shall be entitled to treat the record holder of stock as show on its books as the owners of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address, or other delivery address (electronic or otherwise), and any changes thereto.

Section 2.  Record Date.
            -----------

         In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of the stockholders or any adjournments thereof, or to express consent to corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (i) with respect to any meeting of stockholders, shall be not more than 60 nor less than 10 days (except as otherwise required by law) before the date of such meeting, (ii) with respect to corporate action without a meeting, shall be not more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors and (iii) with respect to any other lawful action, shall be not more than 60 days prior to such action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the corporation after the record date.

         If no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, or of the shareholder entitled to receive payment of a dividend or distribution or allotment of rights, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution or the allotment of rights is adopted, as the case may be, shall be the record date for determination of shareholder.

                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                    ARTICLE X

                                  Annual Report

         The Board of Directors shall not be required to cause an annual report to be sent to the shareholders, but may do so in its discretion.

                                   ARTICLE XI

                                    Dividends

         The Board of Directors may declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares, subject to the provisions of the statutes and any provision of the certificate of incorporation.

         Before the payment of any dividend or other distribution of profits, there may be set aside out of any funds of the corporation available for such purpose such sum or sums as the Directors from time to time, in their absolute discretion, consider to be a proper reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall determine to be in the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XII

                                      Seal

         The Board of Directors shall adopt and provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal."

                                  ARTICLE XIII

                                   Amendments

         These bylaws may be altered or repealed, or new bylaws may be adopted by a majority vote of a quorum of the members of the Board of Directors at any annual, regular or special meeting duly convened after notice to the Directors setting out the purpose of the meeting, subject to the power of the shareholders to alter or repeal such bylaws; provided, however, the Board shall not adopt or alter any bylaw fixing their number, qualifications, classifications or terms of office, but any such bylaw may be adopted or altered only by the vote of a majority of a quorum of the shareholders entitled to exercise the voting power of the corporation at any annual, regular or special meeting duly convened after notice to the shareholders setting out the purpose of the meeting.